Exhibit 5.1
March 2, 2020
ADDvantage Technologies Group, Inc.
13757 North Stemmons Freeway
Farmers Branch, Texas 75234
Re:	ADDvantage Technologies Group, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel for ADDvantage Technologies Group, Inc., an Oklahoma corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including a base prospectus to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company, from time to time pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Act, of up to $20,000,000 maximum aggregate offering price consisting of an indeterminate number of (a) shares of the common stock of the Company, par value $0.01 per share (“Common Stock”), (b) shares of the preferred stock of the Company, par value $1.00 per share (“Preferred Stock”), (c) warrants to purchase Common Stock or Preferred Stock (“Shelf Warrants”) pursuant to one or more warrant agreements (each, a “Warrant Agreement”), (d) rights to purchase Common Stock, or Preferred Stock (“Rights”), and (e) stock purchase contracts, including contracts obligating holders to purchase and obligating the Company to sell a specified number of shares of Common Stock or Preferred Stock at a future date (“Stock Purchase Contracts”).
The Common Stock, Preferred Stock, Shelf Warrants, Warrant Agreements, Rights and Stock Purchase Contracts are collectively referred to herein as “Securities.” Capitalized terms not defined herein shall have the definitions ascribed to them in the Registration Statement.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated by the Commission.
We have examined the Registration Statement, the Amended Certificate of Incorporation of the Company (the “Certificate of Incorporation”), the Bylaws of the Company (the “Bylaws”), and such other documents and matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinions contained herein. In our examination, we have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conforming to originals of all documents submitted to us as certified copies or photocopies, and the authenticity of originals of such latter documents. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company, without investigation or analysis of any underlying data contained therein.
In rendering the opinions set forth in paragraphs 1–5 below, we have assumed the following:
(1)
Immediately prior to the issuance of any shares of Common Stock or Securities convertible into or exercisable for, or that are comprised of, Common Stock, the Company will have available for issuance, under the Certificate of Incorporation, a sufficient number of authorized but unissued shares of Common Stock as is necessary to provide for such issuance, conversion or exercise.

(2)
Immediately prior to the issuance of any shares of Preferred Stock or Securities convertible into or exercisable for, or that are comprised of, Preferred Stock, the Company will have available for issuance, under the Certificate of Incorporation, a sufficient number of authorized but unissued shares of Preferred Stock as is necessary to provide for such issuance, conversion or exercise.

(3)
Immediately prior to the issuance of any Securities, including upon conversion or exercise of any other Securities in accordance with the terms of such Securities, the Board of Directors of the Company (the “Board”) will have taken or caused to be taken all necessary corporate action to approve the issuance of and the terms of such Securities, the offering of such Securities and related matters, including, with respect to any shares of Common Stock or Preferred Stock, the consideration therefor (not less than par value), and with respect to any Preferred Stock, the designation of the relative rights, preferences and limitations of such Preferred Stock.

(4)
Each issuance of Securities, including upon conversion or exercise of any other Securities in accordance with the terms of such Securities and the terms of such Securities will comply with the Certificate of Incorporation, the Bylaws, the corporate action approving such issuance, applicable law, all instruments binding on the Company and any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

(5)
The Registration Statement and any amendments thereto (including post-effective amendments) will have become effective, will be effective and will comply with all applicable laws, rules and regulations at the time the Securities are offered or issued, as contemplated by the Registration Statement.

(6)	A prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws, rules and regulations.
(7)	The Securities will be issued, offered and sold in the manner contemplated by the Registration Statement, including any applicable prospectus supplement.
(8)
If applicable, a definitive purchase, underwriting, sales, agency or similar agreement with respect to any Securities to be issued (an “Underwriting Agreement”) will have been duly authorized by all necessary corporate action of the Company and validly executed and delivered by the Company and the other parties thereto, and the Securities will be sold in accordance with the provisions of such Underwriting Agreement.

(9)	The Company is duly organized and will remain, validly existing and in good standing under applicable state law.
(10)	There shall not have occurred any change in law affecting the validity or binding nature of the Securities.
(11)	Each of the Shelf Warrants, Warrant Agreements, Rights, and Stock Purchase Contracts will be governed by the internal laws of the State of Oklahoma.
Based upon and subject to the foregoing and the further assumptions, limitations and qualifications hereinafter expressed, it is our opinion that:
1. With respect to any shares of Common Stock to be issued by the Company, (i) when the Company receives payment of the consideration approved by the Board and as specified in or contemplated by any applicable Underwriting Agreement and (ii) upon either (a) the countersigning of the certificate representing the shares of Common Stock by a duly authorized signatory of the Company’s registrar for Common Stock or (b) the book entry of such shares by the transfer agent for the Common Stock, such shares of Common Stock will be validly issued, fully paid and nonassessable.
2. With respect to any shares of any series of Preferred Stock to be issued by the Company, (i) when the Company has properly adopted, and filed with the Secretary of State of the State of Oklahoma, a Certificate of Designation relating to such series of Preferred Stock, (ii) when the Company receives payment of the consideration approved by the Board and as specified in or contemplated by any applicable Underwriting Agreement, and (iii) upon either (a) the countersigning of the certificate representing the shares of Preferred Stock by a duly authorized signatory of the Company’s registrar for the Preferred Stock or (b) the book entry of such shares by the transfer agent for the Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.
3. With respect to any Shelf Warrants to be issued by the Company, when (i) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, (ii) such Shelf Warrants have been issued in accordance with the terms of the applicable Warrant Agreement, and (iii) the Company receives payment of the consideration approved by the Board and as specified in or contemplated by the applicable Warrant Agreement and any applicable Underwriting Agreement, such Shelf Warrants will constitute valid and binding obligations of the Company.
4. With respect to any Rights to be issued by the Company, when (i) any applicable rights agreement has been duly authorized, executed and delivered by each party thereto, (ii) such Rights to Securities have been issued in accordance with the terms of the applicable agreement, and (iii) the Company receives payment of the consideration approved by the Board and as specified in or contemplated by the applicable agreement, such Rights to the Securities will constitute valid and binding obligations of the Company.
5. With respect to any Stock Purchase Contracts to be issued by the Company, when (i) any applicable Stock Purchase Contract has been duly authorized, executed and delivered by each party thereto, (ii) such Common Stock and/or Preferred Stock has been issued in accordance with the terms of the applicable Stock Purchase Contract, and (iii) the Company receives payment of the consideration approved by the Board and as specified in or contemplated by the applicable Stock Purchase Contract and any applicable Stock Purchase Contract, such Stock Purchase Contract will constitute a valid and binding obligation of the Company.
We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinions given herein, may be inferred or implied herefrom. Our opinions expressed herein are subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors’ rights generally, (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance, and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.
The opinions expressed herein are limited to matters governed by the Oklahoma General Corporation Act and, as to the Shelf Warrants, Warrant Agreements, Rights, and Stock Purchase Contracts, constituting valid and binding obligations of the Company, the laws of the State of Oklahoma, and no opinion is expressed herein as to the laws of any other jurisdiction. The opinions expressed herein do not extend to compliance with federal or state securities laws relating to the offer or sale of the Securities, and we express no opinion with respect to any law, rule or regulation that is applicable to any party to any Underwriting Agreement, Stock Purchase Contract, Warrant Agreement or other agreement, or to the transactions contemplated thereby, solely because such law, rule or regulation is part of a regulatory regime applicable as a result of the specific assets or business operations of any such party.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us in the Registration Statement and any amendment thereto. Such consent shall not be deemed to be an admission that our firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.
Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein. We render no opinion on any matter except as above expressly stated.
Very truly yours,
HALL, ESTILL, HARDWICK, GABLE, GOLDEN & NELSON, P.C.

/s/ Hall, Estill, Hardwick, Gable,
Golden & Nelson, P.C.